EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-205693, 333-209897, 333-216392, 333-223253, 333-228263, and 333-229933 on Form S-8, and Registration Statement Nos. 333-225650 and 333-234554 on Form S-3 of our report dated March 3, 2020, relating to the consolidated financial statements of Sierra Oncology, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan
March 3, 2020